8-K 1 eightkhms BAB, INC. - 8-K HMS Host Settlement

FORM 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Mark One)

Date of Report
December 1, 2003

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	Commission file number	36-4389547
(State or other jurisdiction of incorporation or organization)	0-31555	(I.R.S. Employer Identification No.)

8501 West Higgins Road, Suite 320, Chicago, Illinois 60631

(Address of principal executive offices) (Zip Code)

Issuer's telephone number (773) 380-6100

Item 1. Changes in Control of Registrant	Not Applicable

Item 2. Acquisition or disposition of Assets	Not Applicable

Item 3. Bankruptcy or Receivership	Not Applicable

Item 4. Changes in Registrant's Certifying Accountant	Not Applicable

Item 5. Other Events	On November 26, 2003, BAB INC., entered into a Settlement and Termination Agreement whereby all existing license agreements between BAB and HMS Host were terminated and BAB received a settlement payment of $525,000.

Item 6. Resignations of Registrant's Directors	Not Applicable

Item 7. Financial Statements and Exhibits	Not Applicable

Item 8. Change in Fiscal Year	Not Applicable

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.
(Registrant)
/s/ Michael W. Evans
December 1, 2003	(Signature)
(Date)	Michael W. Evans, Chief Executive Officer